
                                                                  Execution Copy

                                                                   EXHIBIT 99-14

                                   THREE-YEAR

                                CREDIT AGREEMENT

                          Dated as of October 24, 2003

                                      Among

                               DTE ENERGY COMPANY,

                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN,

                               as Initial Lenders

                                       and

                                 CITIBANK, N.A.,

                             as Administrative Agent

                                       and

BANC ONE CAPITAL MARKETS, INC.,                            BARCLAYS BANK PLC,

       as Co-Syndication Agent                           as Co-Syndication Agent

                                       and

  UBS AG (STAMFORD BRANCH)                         KEYBANK NATIONAL ASSOCIATION

  as Co-Documentation Agent                          as Co-Documentation Agent

================================================================================

                         CITIGROUP GLOBAL MARKETS INC.,

                      as Lead Arranger and Sole Book Runner

================================================================================

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                                TABLE OF CONTENTS

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                                                                                                                    PAGE
ARTICLE I: DEFINITIONS AND ACCOUNTING TERMS......................................................................     1
         SECTION 1.01.     Certain Defined Terms.................................................................     1
         SECTION 1.02.     Computation of Time Periods...........................................................    13
         SECTION 1.03.     Accounting Terms......................................................................    13

ARTICLE II: AMOUNTS AND TERMS OF THE REVOLVING CREDIT ADVANCES AND THE FACILITY LCs..............................    13
         SECTION 2.01.     Commitment............................................................................    13
         SECTION 2.02.     Making the Revolving Credit Advances..................................................    14
         SECTION 2.03.     Fees..................................................................................    15
         SECTION 2.04.     Termination or Reduction of the Commitments...........................................    16
         SECTION 2.05.     Repayment of Credit Extensions........................................................    16
         SECTION 2.06.     Interest on Credit Extensions.........................................................    16
         SECTION 2.07.     Interest Rate Determination...........................................................    17
         SECTION 2.08.     Optional Conversion of Revolving Credit Advances......................................    18
         SECTION 2.09.     Prepayments of Outstanding Credit Exposures...........................................    18
         SECTION 2.10.     Increased Costs.......................................................................    19
         SECTION 2.11.     Illegality............................................................................    20
         SECTION 2.12.     Payments and Computations.............................................................    20
         SECTION 2.13.     Taxes.................................................................................    21
         SECTION 2.14.     Sharing of Payments, Etc..............................................................    23
         SECTION 2.15.     Use of Proceeds.......................................................................    24
         SECTION 2.16.     Facility LCs..........................................................................    24
         SECTION 2.17.     Noteless Agreement; Evidence of Indebtedness..........................................    27

ARTICLE III: CONDITIONS TO EFFECTIVENESS AND LENDING.............................................................    28
         SECTION 3.01.     Conditions Precedent to Effectiveness of Section 2.01.................................    28
         SECTION 3.02.     Conditions Precedent to Each Borrowing................................................    29
         SECTION 3.03.     Determinations Under Section 3.01.....................................................    30

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
ARTICLE IV: REPRESENTATIONS AND WARRANTIES.......................................................................    30
         SECTION 4.01.     Representations and Warranties of the Borrower........................................    30

ARTICLE V: COVENANTS OF THE BORROWER.............................................................................    32
         SECTION 5.01.     Affirmative Covenants.................................................................    32
         SECTION 5.02.     Negative Covenants....................................................................    34

ARTICLE VI: EVENTS OF DEFAULT....................................................................................    35
         SECTION 6.01.     Events of Default.....................................................................    35

ARTICLE VII: THE AGENT...........................................................................................    38
         SECTION 7.01.     Authorization and Action..............................................................    38
         SECTION 7.02.     Agent's Reliance, Etc.................................................................    38
         SECTION 7.03.     Citibank and Affiliates...............................................................    39
         SECTION 7.04.     Lender Credit Decision................................................................    39
         SECTION 7.05.     Indemnification.......................................................................    39
         SECTION 7.06.     Successor Agent.......................................................................    39

ARTICLE VIII: MISCELLNEOUS.......................................................................................    40
         SECTION 8.01.     Amendments, Etc.......................................................................    40
         SECTION 8.02.     Notices, Etc..........................................................................    40
         SECTION 8.03.     No Waiver; Remedies...................................................................    41
         SECTION 8.04.     Costs and Expenses....................................................................    41
         SECTION 8.05.     Right of Set-off......................................................................    42
         SECTION 8.06.     Binding Effect........................................................................    43
         SECTION 8.07.     Assignments, Designations and Participations..........................................    43
         SECTION 8.08.     Confidentiality.......................................................................    47
         SECTION 8.09.     Governing Law.........................................................................    47
         SECTION 8.10.     Execution in Counterparts.............................................................    47
         SECTION 8.11.     Jurisdiction, Etc.....................................................................    48
         SECTION 8.12.     Waiver of Jury Trial..................................................................    48

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

                             SCHEDULES AND EXHIBITS

Schedules

Schedule I                    -    List of Applicable Lending Offices

Pricing Schedule

Exhibits

Exhibit A                     -    Form of Note (If Requested)

Exhibit B                     -    Form of Notice of Borrowing

Exhibit C                     -    Form of Assignment and Acceptance

Exhibit D                     -    Form of Certificate by Borrower

Exhibit E                     -    Form of Opinion of Counsel to the Borrower

Exhibit F                     -    Form of Compliance Certificate

                  THREE-YEAR CREDIT AGREEMENT (this "Agreement") dated as of October 24, 2003 among DTE ENERGY COMPANY, a Michigan corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"), as Administrative Agent (the "Agent") and BANC ONE CAPITAL MARKETS, INC., as Co-Syndication Agent, and BARCLAYS BANK PLC, as Co-Syndication Agent for the Lenders (as hereinafter defined).

                  PRELIMINARY STATEMENTS.

                  The Borrower has requested that the Initial Lenders enter into this Agreement, and the Initial Lenders have indicated their willingness to enter into this Agreement upon the terms and conditions stated herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree, subject to the satisfaction of the conditions set forth in Article III, as follows:

                  ARTICLE I: DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Agent's Account" means the account of the Agent maintained by the Agent at Citibank with its office at Two Penns Way, Suite 200, New Castle, Delaware 19720, Account No. 36852248, Attention: Christian Laughton.

                  "Agents" means the Agent and each Co-Syndication Agent, collectively.

                  "Aggregate Outstanding Credit Exposures" means, at any time, the aggregate of the Outstanding Credit Exposures of all the Lenders.

                  "Applicable LC Fee Rate" means, as of any date, the percentage rate per annum which is applicable at such time with respect to Facility LCs as set forth in the Pricing Schedule.

                  "Applicable Lending Office" means, with respect to each Lender or any LC Issuer, such Lender's or LC Issuer's Domestic Lending Office in the case of a Base Rate

         Advance or the issuance of any Facility LC and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means, as of any date, (i) with respect to all Base Rate Advances, 0.0% per annum, and (ii) with respect to all Eurodollar Rate Advances, the percentage rate per annum which is applicable at such time with respect to Eurodollar Rate Advances as set forth in the Pricing Schedule.

                  "Applicable Percentage" means, as of any date, the percentage rate per annum at which Facility Fees are accruing on each Lender's Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

                  "Applicable Utilization Fee Rate" means, as of any date, the percentage rate per annum at which Utilization Fees accrue on all the Aggregate Outstanding Credit Exposures at such time as set forth in the Pricing Schedule.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

                  "Audited Statements" means the Consolidated balance sheets of the Borrower, DECO and MichCon as at December 31, 2002, and the related Consolidated statements of income and cash flows of the Borrower, DECO and MichCon for the fiscal year then ended, accompanied by the opinion thereon of the Borrower's, DECO's and MichCon's independent public accountants.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest established by Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for ---- determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                           (c) 1/2 of one percent per annum above the Federal Funds Rate.

                  "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.06(a)(i).

                  "Borrower" has the meaning specified in the recital of parties to this Agreement.

                  "Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type and (in the case of Eurodollar Rate Advances) having the same Interest Period, made by each of the Lenders pursuant to Section 2.01.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City or Chicago, Illinois and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Capitalization" means the sum of total net worth plus Consolidated Debt.

                  "Collateral Shortfall Amount" has the meaning specified in
         Section 6.01.

                  "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite such Lender's name on Schedule 1 hereto or if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be modified from time to time pursuant to the terms hereof.

                  "Confidential Information" means information that the Borrower furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.07 or 2.08.

                  "Credit Extension" means the making of a Revolving Credit Advance or the issuance of a Facility LC hereunder.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
         (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or
         (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. See the definition of "Nonrecourse Debt" below.

                  "DECO" means The Detroit Edison Company, a Michigan corporation wholly owned by the Borrower.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Designating Lender" has the meaning specified in Section 8.07(h).

                  "Disclosed Litigation" has the meaning specified in Section 3.01(b).

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined in accordance with GAAP for such period less the aggregate amount, if any, of securitization bond charges (or similar charges imposed on customers for the purpose of servicing Securitization Bonds) collected by or on behalf of a Securitization SPE, to the extent such charges are included in the calculation of net income (or net loss).

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000; and (viii) any other Person approved by the Agent and, so long as no Event of Default shall be continuing, the Borrower, such approval not to be unreasonably withheld or delayed by either party; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Enterprises" means DTE Enterprises, Inc., a Michigan corporation wholly-owned by the Borrower.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

                  "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.06(a)(ii).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Excluded Hedging Debt" means all Debt arising under any Hedge Agreement in respect of fluctuations in commodity prices.

                  "Existing Credit Agreement" means that certain Credit Agreement, dated as of October 25, 2002, among the Borrower, the lenders parties thereto, Citibank, N.A., as administrative agent, and Banc One Capital Markets, Inc. and Barclays Bank PLC, as co-syndication agents, as the same has been amended, restated, supplemented or otherwise modified from time to time.

                  "Facility Fee" has the meaning specified in Section 2.03(a).

                  "Facility LC" has the meaning specified in Section 2.16(a).

                  "Facility LC Application" has the meaning specified in Section 2.16(c).

                  "Facility LC Collateral Account" has the meaning specified in
         Section 2.16(k).

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "Financial Officer" of any Person means the chief executive officer, president, chief financial officer, any vice president, controller, assistant controller, treasurer or any assistant treasurer of such Person.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (i) the Borrower may not select any Interest Period that ends after the Revolver Termination Date then in effect;

                           (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Junior Subordinated Debt" means (a) subordinated junior deferrable interest debentures of the Borrower, DECO, Enterprises or MichCon, (b) the related preferred securities, if applicable, of Subsidiaries of the Borrower and (c) the related subordinated guarantees, if applicable, of the Borrower, DECO, Enterprises or MichCon, in each case, from time to time outstanding.

                  "LC Fee" has the meaning specified in Section 2.03(d).

                  "LC Issuer" means Barclays Bank PLC, Bank One, NA or any other Lender (or, in each case, any subsidiary or affiliate thereof designated thereby) in its capacity as issuer of Facility LCs hereunder.

                  "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

                  "LC Payment Date" has the meaning specified in Section
         2.16(d).

                  "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07(a), (b) and (c).

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Loan Documents" means this Agreement, the Facility LC Applications and the Notes, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent, any LC Issuer or any Lender under any Loan Document or (c) the ability of the Borrower to perform its obligations under any Loan Document to which it is a party.

                  "Maximum Facility Amount" means $350,000,000.

                  "MichCon" means Michigan Consolidated Gas Company, a Michigan corporation, wholly owned (indirectly) by the Borrower.

                  "Modify" and "Modification" have the respective meanings specified in Section 2.16(a).

                  "Moody's" means Moody's Investors Service, Inc.

                  "Moody's Rating" is defined in the Pricing Schedule.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Nonrecourse Debt" means Debt of the Borrower or any of its Subsidiaries in respect of which no recourse may be had by the creditors under such Debt against the Borrower or such Subsidiary in its individual capacity or against the assets of the Borrower or such Subsidiary, other than assets which were purchased by the Borrower or such Subsidiary with the proceeds of such Debt; it being understood that Securitization Bonds shall constitute Nonrecourse Debt for all purposes of the Loan Documents, except to the extent (and only to the extent) of any claims made against DECO in respect of its indemnification obligations relating to such Securitization Bonds.

                  "Note" has the meaning specified in Section 2.17.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Obligations" means all unpaid principal of and accrued and unpaid interest on Revolving Credit Advances, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, any LC Issuer or any indemnified party arising under the Loan Documents.

                  "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Credit Advances outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Pricing Schedule" means the Pricing Schedule identifying the Applicable Margin, the Applicable Percentage, the Applicable LC Fee Rate and the Applicable Utilization Fee Rate attached hereto identified as such.

                  "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the aggregate of all the Lenders' Commitments.

                  "Reference Banks" means Citibank, N.A., Barclays Bank PLC and Bank One, NA.

                  "Register" has the meaning specified in Section 8.07(d).

                  "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.16 to reimburse the applicable LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LCs issued by such LC Issuer.

                  "Required Lenders" means at any time Lenders owed more than fifty percent (50%) of the Aggregate Outstanding Credit Exposures at such time, or, if the Aggregate Outstanding Credit Exposures are zero, Lenders having more than fifty percent (50%) of the Commitments.

                  "Revolver Termination Date" means the earlier of (a) October 24, 2006, and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

                  "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Borrowing, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

                  "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

                  "S&P Rating" is defined in the Pricing Schedule.

                  "SEC Reports" means the following reports and financial statements of the Borrower, DECO and MichCon, as the case may be:

                  (i) the Borrower's and DECO's Annual Reports on Form 10-K for the year ended December 31, 2002, as filed with or sent to the Securities and Exchange Commission, including therein the Audited Statements of the Borrower, as updated in a Current Report on Form 8-K dated July 14, 2003 as filed with or sent to the Securities and Exchange Commission, and DECO;

                  (ii) MichCon's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with or sent to the Securities and Exchange Commission, including therein the Audited Statements of MichCon; and

                  (iii) the Borrower's, DECO's and MichCon's Quarterly Reports on Form 10-Q for the quarter ended June 30, 2003, including therein the Unaudited Statements of the Borrower, DECO and MichCon, and the Borrower's, DECO's and MichCon's Current Reports on Form 8-K, if any, provided to the Lenders prior to the date of this Agreement.

                  "SPV" has the meaning specified in Section 8.07(h).

                  "Securitization Bonds" means Debt of one or more Securitization SPEs, issued pursuant to The Customer Choice and Electricity Reliability Act, No. 142, Public Acts of Michigan, 2000, as the same may be amended from time to time.

                  "Securitization SPE" means an entity established or to be established directly or indirectly by the Borrower for the purpose of issuing Securitization Bonds and includes The Detroit Edison Securitization Funding LLC, a limited liability company organized under the laws of the State of Michigan.

                  "Significant Subsidiary" means (i) DECO, Enterprises and MichCon, and (ii) any other Subsidiary of the Borrower (A) the total assets (after intercompany eliminations) of which exceed 30% of the total assets of the Borrower and its Subsidiaries or (B) the net worth of which exceeds 30% of the Consolidated Net Worth of the Borrower and its Subsidiaries, in each case as shown on the audited consolidated financial statements of the Borrower as of the end of the fiscal year immediately preceding the date of determination.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "364-Day Agreement" means that certain $350,000,000 364-day credit agreement dated as of October 24, 2003, by and among the Borrower, the Lenders and the Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Unaudited Statements" means the unaudited condensed Consolidated balance sheets of the Borrower, DECO and MichCon, as at June 30, 2003, and the related condensed Consolidated statements of income and cash flows of the Borrower, DECO and MichCon for the six-month period then ended, duly certified by a Financial Officer of the Borrower, DECO and MichCon.

                  "Utilization Fee" has the meaning specified in Section
         2.03(c).

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").

ARTICLE II: AMOUNTS AND TERMS OF THE REVOLVING CREDIT ADVANCES AND THE
                                  FACILITY LCs

                  SECTION 2.01. Commitment. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to (i) make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolver Termination Date and (ii) participate in Facility LCs issued upon the request of the Borrower from time to time, provided that, after giving effect to the making of each such Revolving Credit Advance and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Commitment. Each Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01. Any LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.16.

                  SECTION 2.02. Making the Revolving Credit Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or 10:00 A.M. (New York City time) on the Business Day of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, telecopier or telex in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Revolving Credit Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

         (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) at no time shall the sum of (x) all Borrowings comprising Eurodollar Rate Advances outstanding hereunder and (y) all "Borrowings" comprising "Eurodollar Rate Advances" outstanding under, and as such terms are defined in, the 364-Day Agreement, be greater than ten.

         (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

         (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Borrowing for purposes of this Agreement.

         (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03 Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee (the "Facility Fee") on the aggregate amount of such Lender's Commitment from the date hereof in the case of each Initial Lender and from effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until all of the Obligations have been paid in full and the Commitments under this Agreement have been terminated at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, and on the Revolver Termination Date.

                  (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

                  (c) Utilization Fee. If the aggregate outstanding amount of (i) the Aggregate Outstanding Credit Exposures hereunder and (ii) all "Revolving Credit Advances" under (and as defined in) the 364-Day Agreement exceeds thirty-three percent (33%) of the aggregate amount of (x) all Commitments hereunder and (y) all "Commitments" under (and as defined in) the 364-Day Agreement then in effect on such date (or, if any of the Commitments or "Commitments" have been terminated, the aggregate amount of all Commitments and "Commitments" in effect immediately prior to such termination), the Borrower will pay to the Agent for the ratable benefit of the Lenders a utilization fee (the "Utilization Fee") at a per annum rate equal to the Applicable Utilization Fee Rate in effect from time to time payable on the Aggregate Outstanding Credit

Exposures on such date, payable in arrears quarterly on the last day of each March, June, September and December, and on the Revolver Termination Date.

                  (d) LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, a per annum letter of credit fee equal to the Applicable LC Fee Rate multiplied by the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears quarterly on the last day of each March, June, September and December, and on the Revolver Termination Date (each such fee described in this sentence an "LC Fee"). The Borrower shall also pay to the applicable LC Issuer for its own account (x) at the time of issuance of each Facility LC and on each anniversary of the issuance thereof, an annual fronting fee in an amount to be agreed upon between such LC Issuer and the Borrower, and
(y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with such LC Issuer's standard schedule for such charges as in effect from time to time.

                  SECTION 2.04.     Termination or Reduction of the Commitments.
(a) The Commitments shall be automatically terminated on the Revolver Termination Date.

                  (b) The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Once terminated, a Commitment or portion thereof may not be reinstated.

                  SECTION 2.05. Repayment of Credit Extensions. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Revolver Termination Date the Aggregate Outstanding Credit Exposures and all other unpaid Obligations.

                  SECTION 2.06. Interest on Revolving Credit Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such

         Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. (i) Upon the occurrence and during the continuance of an Event of Default, (x) the Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause
(a)(i) or (a)(ii) above and (y) the LC Fee shall be increased by 2% per annum, and (ii) the Borrower shall pay, to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

                  SECTION 2.07. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii).

                  (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Eurodollar Rate Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Eurodollar Rate Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                  (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances.

                  (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest

Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended.

                  (f) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances:

                  (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

                  (ii) with respect to Eurodollar Rate Advances, each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Eurodollar Rate Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (iii) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.08. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.07 and 2.11, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type (it being understood that such Conversion of a Revolving Credit Advance or of its Interest Period does not constitute a repayment or prepayment of such Revolving Credit Advance); provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Eurodollar Rate Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  SECTION 2.09.     Prepayments of Revolving Credit Advances.
(a) Optional Prepayment. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time), (i) on the same day for Base Rate Advances and (ii) on the second Business Day prior to the prepayment in the case of Eurodollar Rate Advances stating the proposed date and aggregate principal amount of the prepayment (and if such notice is given the Borrower shall) prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a

Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

                  (b) Mandatory Prepayment. The Borrower shall, upon five Business Days notice from the Agent given at the request or with the consent of the Required Lenders, prepay the Aggregate Outstanding Credit Exposures plus all interest thereon and all other amounts payable hereunder or under the Notes, in the event that: (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower.

                  SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.13 shall govern) or participating in any Facility LC or to any LC Issuer of agreeing to issue any Facility LC hereunder and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender or such LC Issuer is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender or such LC Issuer (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender or such LC Issuer, as applicable, additional amounts sufficient to compensate such Lender or such LC Issuer, as applicable, for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender or such LC Issuer, as applicable, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender or LC Issuer determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such LC Issuer or any corporation controlling such Lender or such LC Issuer, as applicable, and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder or to participate in Facility LCs hereunder and other commitments of this type or such LC Issuer's issuance of Facility LCs hereunder, then, upon demand by such Lender or such LC Issuer, as applicable, (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender or such LC Issuer, as applicable, from time to time as specified by such Lender or such LC Issuer, as applicable, additional amounts sufficient to compensate such Lender or such LC Issuer, as applicable, or such corporation in the light of such circumstances, to the extent that such Lender or such LC Issuer, as applicable, reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or to participate in Facility LCs hereunder or such LC Issuer's issuance of Facility LCs hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender or such LC Issuer, as applicable, shall be conclusive and binding for all purposes, absent manifest error.

                  (c) In the event that a Lender demands payment from the Borrower for amounts owing pursuant to subsection (a) or (b) of this Section 2.10, the Borrower may, upon payment of such amounts and subject to the requirements of Sections 8.04 and 8.07, substitute for such Lender another financial institution, which financial institution shall be an Eligible Assignee and shall assume the Commitments of such Lender and purchase the Outstanding Credit Exposures held by such Lender in accordance with Section 8.07, provided, however, that (i) no Default shall have occurred and be continuing, (ii) the Borrower shall have satisfied all of its obligations in connection with the Loan Documents with respect to such Lender, and (iii) if such assignee is not a Lender, (A) such assignee is acceptable to the Agent and (B) the Borrower shall have paid the Agent a $3,000 administrative fee.

                  SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance or a Revolving Credit Advance that bears interest at the rate set forth in
Section 2.06(a)(i), as the case may be, and (ii) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.12. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds and without set off, deduction or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, facility fees or the Utilization Fee ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 8.04(c)) to the Lenders and the LC Issuers, as applicable, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender or LC Issuer to such Lender or LC Issuer for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender and each LC Issuer, if and to the extent payment owed to such Lender or LC Issuer is not made when due hereunder or under the Note held by such Lender or LC Issuer, to charge from time to time against any or all of the Borrower's accounts with such Lender or LC Issuer any amount so due.

                  (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees, the LC Fee and the Utilization Fee shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, facility fees, the LC Fee or Utilization Fee are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, facility fee, the LC Fee or the Utilization Fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.13. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender. each LC Issuer and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender, such LC Issuer or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's or such LC Issuer's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender, any LC Issuer or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender, such LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify each Lender, each LC Issuer and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender, such LC Issuer or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection
(e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) In the event that a Lender demands payment from the Borrower for amounts owing pursuant to subsection (a) or (b) of this Section 2.13, the Borrower may, upon payment of such amounts and subject to the requirements of Sections 8.04 and 8.07, substitute for such Lender another financial institution, which financial institution shall be an Eligible Assignee and shall assume the Commitments of such Lender and purchase the Outstanding Credit Exposures held by such Lender in accordance with Section 8.07, provided, however, that (i) no Default shall have occurred and be continuing, (ii) the Borrower shall have satisfied all of its obligations in connection with the Loan Documents with respect to such Lender, and (iii) if such assignee is not a Lender, (A) such assignee is acceptable to the Agent and (B) the Borrower shall have paid the Agent a $3,000 administrative fee.

                  SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Outstanding Credit Exposures owing to it (other than pursuant to Section 2.10, 2.13 or 8.04(c)) in excess of its ratable share of payments on account of the Outstanding Credit Exposures obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Aggregate Outstanding Credit Exposures owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.15. Use of Proceeds. The proceeds of the Revolving Credit Advances shall be available and Facility LCs shall be issued hereunder (and the Borrower agrees that it shall use such proceeds and Facility
LCs) solely for general corporate purposes, including commercial paper liquidity, of the Borrower and its Subsidiaries.

                  SECTION 2.16. Facility LCs. (a) Issuance. Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify", and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Revolver Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $100,000,000 and (ii) the Aggregate Outstanding Credit Exposures shall not exceed the aggregate of all the Commitments. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Revolver Termination Date and (y) one year after its issuance; provided that any Facility LC with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referenced in clause (x) above).

                  (b) Participations. Upon the issuance or Modification by any LC Issuer of a Facility LC in accordance with this Section 2.16, any LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from any LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                  (c) Notice. Subject to Section 2.16(a), the Borrower shall give any LC Issuer notice prior to 11:00 a.m. (New York City time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, any LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article III (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  (d) Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by any LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.16 (e) below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (New York City time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Eurodollar Rate Advances.

                  (e) Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Base Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Base Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.16(d). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Notice of Borrowing in compliance with Section 2.02(a) and the satisfaction of the applicable conditions precedent set forth in Section 3.02), the Borrower may request a Revolving Credit Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

                  (f) Obligations Absolute. The Borrower's obligations under this Section 2.16 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.16(f) is intended to limit the right of the Borrower to make a claim against any LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.16(e).

                  (g) Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.16, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  (h) Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.16 or any action taken or omitted by such indemnitees hereunder.

                  (i) Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to any LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Section 8.02, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 6.01. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and any LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of the Agent having a maturity not exceeding 30 days. Nothing in this Section 2.16(i) shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 6.01.

                  (j) Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

                  SECTION 2.17.     Noteless Agreement; Evidence of
                                    Indebtedness.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Credit Extension made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (b) The Agent shall also maintain accounts in which it will record (i) the date and the amount of each Credit Extension made hereunder and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto pursuant to Section 8.07, (iv) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof, (v) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (vi) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

                  (c) The entries maintained in the accounts maintained pursuant to clauses (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations hereunder and under the Notes therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay such Obligations in accordance with their terms.

                  (d) Any Lender may request that its Revolving Credit Advances be evidenced by a promissory note representing its Revolving Credit Advances substantially in the form of Exhibit A (each, a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Revolving Credit Advances evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 8.07) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 8.07, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Revolving Credit Advances once again be evidenced as described in clauses
(a) and (b) above.

              ARTICLE III: CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01.     Conditions Precedent to Effectiveness of
Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the date hereof (the "Effective Date"), provided that the following conditions precedent have been satisfied on such date:

                  (a) There shall have occurred no Material Adverse Change since June 30, 2003, except as may be set forth in or contemplated by the Borrower's Current Report on Form 8-K dated August 27, 2003.

                  (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Significant Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters disclosed or contemplated in the SEC Reports (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby and there shall have been no adverse change in the status, or financial effect on the Borrower or any of its Significant Subsidiaries of the Disclosed Litigation from that disclosed or contemplated in the SEC Reports.

                  (c) The Lenders shall have been given such access, as such Lenders have reasonably requested, to the management, records, books of account, contracts and properties of the Borrower and its Significant Subsidiaries as they shall have requested.

                  (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.

                  (e) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

                  (f) The Borrower shall have paid all accrued fees and reasonable expenses of the Agent and the Lenders with respect to this Agreement for which the Agent shall have made reasonable demand in accordance with Section
8.04 on or prior to the Effective Date.

                  (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                           (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

                           (ii) No event has occurred and is continuing that constitutes a Default.

                           (iii)    The Borrower shall have delivered a
                  certificate, substantially in the form of Exhibit D hereto, signed on behalf of the Borrower by a Financial Officer of the Borrower.

                  (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for any Notes requested by the Lenders) in sufficient copies for each Lender:

                           (i) Notes, if any, to the order of each Lender requesting the issuance of a Note as of the Closing Date pursuant to Section 2.17.

                           (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Loan Document to which it is a party.

                           (iii) A certificate of the Corporate Secretary or an Assistant Corporate Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder or thereunder.

                           (iv)     Copies of the SEC Reports.

                           (v) A favorable opinion of T.A. Hughes, the Associate General Counsel of the Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Agent may reasonably request.

                           (vi) Evidence satisfactory to the Agent that the Existing Credit Agreement shall have been or shall simultaneously with the initial Credit Extension hereunder be terminated (except for those provisions that expressly survive the termination thereof) and all loans outstanding and other amounts owed to the lenders or agents thereunder shall have been simultaneously with the initial Credit Extension hereunder be paid in full.

                  (i) The 364-Day Agreement shall have been duly executed by all parties thereto.

                  SECTION 3.02. Conditions Precedent to Each Credit Extension. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Borrowing or any LC Issuer to issue a Facility LC shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or issuance of such Facility LC (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the request for the issuance of any Facility LC hereunder shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance of such Facility LC such statements are true):

                           (i) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Credit Extension, before and after giving effect to such Credit Extension and to the application of the proceeds therefrom, as though made on and as of such date, and

                           (ii) no event has occurred and is continuing, or would result from such Credit Extension or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

                  SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                   ARTICLE IV: REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement, the Notes or any other Loan Document to which it is a party.

                  (d) This Agreement has been, and each of the Notes and each of the other Loan Documents to which it is a party when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes and each of the other Loan Documents to which it is a party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally.

                  (e) The Audited Statements of the Borrower, DECO and MichCon and the Unaudited Statements of the Borrower, DECO and MichCon, copies of each of which have been furnished to each Lender, fairly present, subject in the case of Unaudited Statements to normal year-end audit adjustments, the Consolidated financial condition, results of operations and cash flows of the relevant Persons and entities, as at the dates and for the periods therein indicated, all in accordance with generally accepted accounting principles consistently applied. Since June 30, 2003, there has been no Material Adverse Change, except as shall have been disclosed or contemplated in the SEC Reports, including the Borrower's Current Report on Form 8-K dated August 27, 2003.

                  (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of the Significant Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby and there has been no adverse change in the status of any Disclosed Litigation, or its financial effect on the Borrower or any of the Significant Subsidiaries from that disclosed or contemplated in the SEC Reports that could be reasonably likely to have a Material Adverse Effect.

                  (g) The operations and properties of the Borrower and each of the Significant Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, except as disclosed or contemplated in the SEC Reports, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Borrower or any of the Significant Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

                  (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                  (i) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (j) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (k) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (l) Except as set forth in the financial statements referred to in subsection (e) above, the Borrower and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                  (m) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Credit Extension will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock; and after applying the proceeds of each Credit Extension hereunder, margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) constitutes less than twenty-five percent (25%) of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale or pledge, or any other restriction hereunder.

                  (n) Neither the Borrower nor any of its Subsidiaries is, or after the making of any Credit Extension or the application of the proceeds or repayment thereof, or the consummation of any of the other transactions contemplated hereby, will be, an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (within the meaning of the Investment Company Act of 1940, as amended).

                  (o) At all times the Borrower is exempt from being required to seek approval to perform its obligations under the Loan Documents pursuant to Rule 2 of the Rules and Regulations promulgated pursuant to the Public Utility Holding Company Act of 1935, as amended.

                      ARTICLE V: COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Outstanding Credit Exposure shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties (including customary self-insurance) in the same general areas in which the Borrower or such Subsidiary operates.

                  (d) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower shall not be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Borrower or the Lenders.

                  (e) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of the Significant Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of the Significant Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (f) Keeping of Books. Keep, and cause each of its Significant Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (g) Maintenance of Properties, Etc. Subject to clause (d) above, maintain and preserve, and cause each of its Significant Subsidiaries to maintain and preserve, all of their respective properties that are used or useful in the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted.

                  (h)      Reporting Requirements. Furnish to the Lenders:

                           (i) as soon as available and in any event within 65 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

                           (ii) as soon as available and in any event within 115 days after the end of each fiscal year of the Borrower, a copy of the annual report to Shareholders for such year for the Borrower and its Consolidated Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by Deloitte & Touche LLP or other independent public accountants acceptable to the Required Lenders;

                           (iii) together with the financial statements required under clauses (i) or (ii) above, a compliance certificate in substantially the form of Exhibit F signed by a Financial Officer of the Borrower showing the then current information and calculations necessary to determine the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee Rate and compliance with this Agreement and stating that no Event of Default or Default exists, or if any Event of Default or Default exists, stating the nature and status thereof;

                           (iv) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                           (v) as soon as possible and in any event within five days after any change in the Borrower's Moody's Rating or S&P Rating, notice thereof;

                           (vi) reasonably promptly after the sending or filing thereof copies of all reports and registration statements that the Borrower or any Subsidiary filed with the Securities and Exchange Commission or any national securities exchange;

                           (vii) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f); and

                           (viii) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

                  SECTION 5.02. Negative Covenants. At all times on and after the Effective Date so long as any Outstanding Credit Exposure shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

                  (a) Liens, Etc. Create or suffer to exist, or permit any Significant Subsidiary to create or suffer to exist, any Lien on or with respect to any shares of any class of equity securities (including, without limitation, Voting Stock) of any Significant Subsidiary, whether such shares are now owned or hereafter acquired.

                  (b) Debt. Create, incur, assume or suffer to exist any Debt except Debt that is expressly or effectively pari passu with or expressly subordinated to the Debt of the Borrower hereunder.

                  (c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any Significant Subsidiary to do so, except that (i) any Significant Subsidiary may merge or consolidate with or into any other Significant Subsidiary, (ii) any Significant Subsidiary may merge into or dispose of assets to the Borrower, and (iii) the Borrower may merge or consolidate with or into any other Person so long as the Borrower shall be the surviving entity and has, after giving effect to such merger or consolidation, senior unsecured Debt outstanding rated at least BBB- by S&P and Baa3 by Moody's; provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (d) Change in Nature of Business. Make, or permit any of its Significant Subsidiaries (including Enterprises and MichCon) to make, any material change in the nature of its business as carried on the date hereof, other than as disclosed or contemplated in the SEC Reports.

                  (e) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

                         ARTICLE VI: EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Revolving Credit Advance when the same becomes due and payable; or the Borrower shall fail to pay any Reimbursement Obligation within one Business Day after the same becomes due and payable; or the Borrower shall fail to pay any interest on any Outstanding Credit Exposure or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

                  (b) Any representation or warranty made by the Borrower herein, by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

                  (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.09(b), 5.01(d), (e) or (h) or 5.02, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

                  (d) The Borrower or any of its Significant Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $25,000,000 in the aggregate (but excluding Debt outstanding hereunder and Nonrecourse Debt) of the Borrower or such Significant Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order for the payment of money, individually or in the aggregate, in excess of $25,000,000 shall be rendered against the Borrower or any of its Significant Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Significant Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) The Borrower shall at any time cease to hold directly or indirectly 100% of the Voting Stock of DECO and MichCon; or

                  (i) The Borrower or any of its ERISA Affiliates shall incur, or, in the reasonable opinion of the Required Lenders, shall be reasonably likely to incur liability in excess of $25,000,000 individually or in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

                  (j) The Borrower and its Subsidiaries, on a Consolidated basis, shall at any time cease to:

                           (i) Maintain a ratio of Consolidated EBITDA to interest expense on all Debt (excluding (A) all Nonrecourse Debt of the Borrower and its Subsidiaries, (B) Excluded Hedging Debt and (C) the Junior Subordinated Debt) of not less than 2:1 for each twelve-month period ending on the last day of September, December, March and June of each year, or

                           (ii) Maintain a ratio of Consolidated Debt (excluding (A) all Nonrecourse Debt of the Borrower and its Subsidiaries, (B) Excluded Hedging Debt and (C) the Junior Subordinated Debt) to Capitalization of not greater than .65:1; or

         (k) any provision of any of the Loan Documents after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender and each LC Issuer to make Credit Extensions to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Aggregate Outstanding Credit Exposures, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Aggregate Outstanding Credit Exposures, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iii) shall at the request, or may with the consent, of the Required Lenders upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount (as defined below), which funds shall be deposited in the Facility LC Collateral Account; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender and each LC Issuer to make Credit Extensions shall automatically be terminated,
(B) the Aggregate Outstanding Credit Exposures, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, and (C) the Borrower shall pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account. The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents. At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the aggregate Commitments have been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

                             ARTICLE VII: THE AGENT

                  SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Outstanding Credit Exposures), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or all of the Lenders to the extent required by the terms of this Agreement), and such instructions shall be binding upon all Lenders and all holders of Outstanding Credit Exposures; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee in respect of any Outstanding Credit Exposure as the owner thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee in respect of such Outstanding Credit Exposure, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower;
(v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Credit Extensions made by it and any Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of their respective Outstanding Credit Exposures (or if the Aggregate Outstanding Credit Exposures are zero or if any Credit Extensions are owing to Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any Loan Document or any action taken or omitted by the Agent under any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Loan Document, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

                  SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                          ARTICLE VIII: MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations,
(c) reduce the principal of, or interest on, the Outstanding Credit Exposures or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Outstanding Credit Exposures or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Outstanding Credit Exposures, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) extend the expiry date of any Facility LC to a date after the Revolver Termination Date or forgive all or any portion of any Reimbursement Obligation, or (g) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the applicable LC Issuer in addition to the Lenders required above to take such action, affect the rights and duties of such LC Issuer under this Agreement or any Facility LC.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 2000 2nd Avenue, Detroit, MI 48226, Attention: Treasurer; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware 19720 Attention: Christian Laughton, with a copy to J. Nicholas McKee, 388 Greenwich Street, New York, New York 10013; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to
Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand, upon presentation of a statement of account and absent manifest error, all reasonable costs and reasonable expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes, each other Loan Document and the other documents to be delivered hereunder and thereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and reasonable expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and reasonable expenses of the Agent, each LC Issuer and the Lenders, if any (including, without limitation, reasonable internal and external counsel fees and expenses, provided such fees and expenses are not duplicative), in connection with the "workout", restructuring or enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent, each LC Issuer and each Lender in connection with the enforcement of rights under this Section 8.04(a).

                  (b) The Borrower agrees to indemnify, to the extent legally permissible, and hold harmless the Agent, each LC Issuer and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Notes, this Agreement, the other Loan Documents, any Facility LC, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Credit Extensions or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided that the Borrower shall not be required to indemnify the LC Issuer or the Agent for any claims, damages, losses, liabilities or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. The Borrower also agrees not to assert any claim against the Agent, any LC Issuer, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, the other Loan Documents, any Facility LC, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Credit Extensions.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Revolving Credit Advance, as a result of a payment or Conversion pursuant to Section 2.07(d) or (e), 2.09 or 2.11, acceleration of the maturity of the Revolving Credit Advances pursuant to Section 6.01, or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Credit Extension.

                  (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Aggregate Outstanding Credit Exposures due and payable pursuant to the provisions of Section 6.01, each Lender, each LC Issuer and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, such LC Issuer or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents and any Note held by such Lender or such LC Issuer, whether or not such Lender or such LC Issuer shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender and each LC Issuer agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, each LC Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender, such LC Issuer and their respective Affiliates may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each LC Issuer and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders to any Person.

                  SECTION 8.07. Assignments, Designations and Participations. (a) Each Lender may (i) with the prior consent of the Agent (which consent shall not be unreasonably withheld), (ii) for so long as no Default has occurred and is continuing, with the consent of the Borrower (which consent shall not be unreasonably withheld), and (iii) with the prior consent of the LC Issuer (which consent may be given or withheld in the sole discretion of the LC Issuer), assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Outstanding Credit Exposures owed to it and any Note or Notes held by it); provided, however, that (A) no consent of the LC Issuer shall be required if no amounts remain available to be drawn under any Facility LC and the assigning Lender has made all payments required to be made by it to the LC Issuer pursuant to Section 2.16 hereof, and that the LC Issuer may not assign its direct obligations under the Facility LC, (B) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and, for so long as no Default has occurred and is continuing, shall be made concurrently with an assignment in a ratable amount of such Lender's rights and obligations under the 364-Day Agreement (including, without limitation, all or a portion of its "Commitment", "Revolving Credit Advances" owed to it and any "Note" or "Notes" held by it under (and as each such term is defined in) the 364-Day Agreement), (C) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (D) each such assignment shall be to an Eligible Assignee, and (E) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (2) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after the Borrower's receipt of such notice, if requested by the applicable Lender, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, if requested by such assigning Lender, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                  (d) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses and Commitment of, and principal amount of

Outstanding Credit Exposure owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Outstanding Credit Exposure owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the owner of such Credit Extensions for all purposes of this Agreement,
(iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would (A) reduce the principal of, or interest on, the Credit Extensions or any fees or other amounts payable hereunder, or (B) increase the Commitments, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Aggregate Outstanding Credit Exposures or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Each participant shall be entitled to the benefits of Sections 2.10, 2.11 and 2.13 to the same extent as if it were a Lender and had acquired its interest under this Agreement by an assignment made pursuant to this Section 8.07, provided, however, that in no event shall the Borrower be obligated to make any payment with respect to such Sections that is greater than the amount that the Borrower would have otherwise made had no participations been sold under this Section 8.07(e).

                  (f) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

                  (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time (i) create a security interest in all or a portion of its rights under this Agreement (including, without limitation, the Outstanding Credit Exposure owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or (ii) with notice to the Agent and the Borrower, assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Outstanding Credit Exposure owed to it and the Note or Notes held by it) to any of its Affiliates.

                  (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each an "SPV"), identified as such in writing from time to time by the Designating Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Revolving Credit Advance that such Designating Lender would otherwise be obligated to make to the Borrower or to participate in any Facility LC pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Revolving Credit Advance or to participate in any Facility LC issued hereunder , (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Credit Advance, the Designating Lender shall be obligated to make such Revolving Credit Advance pursuant to the terms hereof,
(iii) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder and (iv) no SPV or Designating Lender shall be entitled to receive any greater amount under this Agreement than the Designating Lender would have been entitled to receive had the Designating Lender not otherwise granted such SPV the option to provide any Revolving Credit Advance to the Borrower. The making of a Revolving Credit Advance by an SPV hereunder and the participation of an SPV in any Facility LC issued hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Revolving Credit Advance or participation in such Facility LC were made by such Designating Lender.

                  (i) Each party hereto hereby acknowledges and agrees that no SPV shall have the rights of a Lender hereunder, such rights being retained by the applicable Designating Lender. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPV shall have any voting rights hereunder and that the voting rights attributable to any Credit Extension made by an SPV shall be exercised only by the relevant Designating Lender and that each Designating Lender shall serve as the administrative agent and attorney-in-fact for its SPV and shall on behalf of its SPV receive any and all payments made for the benefit of such SPV and take all actions hereunder to the extent, if any, such SPV shall have any rights hereunder. No additional Note shall be required to evidence the Credit Extensions or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note or Notes, if any, as administrative agent for such SPV to the extent of the Credit Extensions or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as administrative agent for such SPV.

                  (j) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable so long as, and to the extent that, the related Designating Lender provides such indemnity or makes such payment; provided, with respect to such agreement by the Borrower that the related Designating Lender shall not be in breach of its obligation to make Credit Extensions to the Borrower hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof; provided, with respect to such agreement by the Borrower that the related Designating Lender shall not be in breach of its obligation to make Credit Extensions to the Borrower hereunder. Notwithstanding the foregoing, the Designating Lender unconditionally agrees to indemnify the Borrower, the Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against the Borrower, the Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPV.

                  (k) In addition, notwithstanding anything to the contrary contained in subsection 8.07(h), (i), (j) or (k) or otherwise in this Agreement, any SPV may (i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Outstanding Credit Exposure to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Outstanding Credit Exposure and (ii) disclose on a confidential basis any non-public information relating to its Outstanding Credit Exposure to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. Subsection 8.07(h), (i), (j) or (k) may not be amended without the written consent of any Designating Lender affected thereby.

                  SECTION 8.08. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender, (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking and (e) on a confidential basis, to any Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties. Notwithstanding anything herein to the contrary, Confidential Information shall not include, and each party hereto (and each employee, representative or other agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such party relating to such tax treatment or tax structure, and it is hereby confirmed that each party hereto has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

                  SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.12. Waiver of Jury Trial. Each of the Borrower, the Agent, the LC Issuers and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent, any LC Issuer or any Lender in the negotiation, administration, performance or enforcement thereof.

                     REMAINDER OF PAGE INTENTIONALLY BLANK

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       DTE ENERGY COMPANY

                                       By /s/ D.R. Murphy
                                          -------------------------
                                       Name: D.R. Murphy
                                       Title: Assistant Treasurer

                                       Lenders

                                       CITIBANK, N.A., Individually and
                                       as Administrative Agent

                                       By /s/ Anita J. Brickell
                                          --------------------------
                                       Name: Anita J. Brickell
                                       Title: Vice President

                                       BANC ONE CAPITAL MARKETS, INC., as
                                       Co-Syndication Agent

                                       By /s/ Robert G. Bussa
                                          ------------------------------
                                       Name: Robert G. Bussa
                                       Title: Managing Director, Capital Markets

                                       BARCLAYS BANK PLC, as Co-Syndication
                                       Agent and as LC Issuer and as a Lender

                                       By /s/ Sydney G. Dennis
                                          ----------------------------
                                       Name: Sydney G. Dennis
                                       Title: Director

                                       BANK ONE, NA (MAIN OFFICE - CHICAGO), as
                                       LC Issuer and as a Lender

                                       By /s/ Jane Bek Keil
                                          --------------------------------
                                       Name: Jane Bek Keil
                                       Title: Director

        SIGNATURE PAGE TO DTE ENERGY COMPANY THREE-YEAR CREDIT AGREEMENT

                                       UBS LOAN FINANCE LLC, as a Lender

                                       By /s/ Barbara Ezell-McMichael
                                          --------------------------------
                                       Name: Barbara Ezell-McMichael
                                       Title: Associate Director, Banking
                                       Products Services, US

                                       By /s/ Wilfred V. Saint
                                          ---------------------------------
                                       Name: Wilfred V. Saint
                                       Title: Associate Director, Banking
                                       Products Services, US

                                       KEY BANK NATIONAL ASSOCIATION, as a
                                       Lender

                                       By /s/ Lawrence A. Mack
                                          --------------------------------
                                       Name: Lawrence A. Mack
                                       Title: Senior Vice President

                                       THE BANK OF NEW YORK, as a Lender

                                       By /s/ Cynthia D. Howells
                                          --------------------------------
                                       Name: Cynthia D. Howells
                                       Title: Vice President

                                       COMERICA BANK, as a Lender

                                       By /s/ David C. Bird
                                          ---------------------------------
                                       Name: David C. Bird
                                       Title: Vice President

                                       THE BANK OF NOVA SCOTIA, as a Lender

                                       By /s/ Denis P. O'Meara
                                          -------------------------------
                                       Name: Denis P. O'Meara
                                       Title: Managing Director

        SIGNATURE PAGE TO DTE ENERGY COMPANY THREE-YEAR CREDIT AGREEMENT

                                       BNP PARIBAS, as a Lender

                                       By /s/ Francis DeLaney
                                          --------------------------------
                                       Name: Francis DeLaney
                                       Title: Director

                                       By /s/ Mark Renaud
                                          --------------------------------
                                       Name: Mark Renaud
                                       Title: Managing Director

                                       CREDIT SUISSE FIRST BOSTON, acting
                                       through its Cayman Islands Branch, as a
                                       Lender

                                       By /s/ Sarah Wu
                                          ------------------------------
                                       Name: Sarah Wu
                                       Title: Vice President

                                       By /s/ Joseph Adipietro
                                          -------------------------------
                                       Name: Joseph Adipietro
                                       Title: Director

                                       UNION BANK OF CALIFORNIA, N.A., as a
                                       Lender

                                       By /s/ Kevin M. Zitar
                                          -------------------------
                                       Name: Kevin M. Zitar
                                       Title: Vice President

                                       DEUTSCHE BANK AG, NEW YORK BRANCH, as a
                                       Lender

                                       By /s/ Richard Henshall
                                          -----------------------------
                                       Name: Richard Henshall
                                       Title: Director

                                       By /s/ Joel Makowsky
                                          ------------------------------
                                       Name: Joel Makowsky
                                       Title: Director

        SIGNATURE PAGE TO DTE ENERGY COMPANY THREE-YEAR CREDIT AGREEMENT

                                       MELLON BANK, N.A., as a Lender

                                       By /s/ Scott Hennessee
                                          -----------------------------
                                       Name: Scott Hennessee
                                       Title: Vice President

                                       MORGAN STANLEY BANK, as a Lender

                                       By /s/ Jaap L. Tonckens
                                          -------------------------------
                                       Name: Jaap L. Tonckens
                                       Title: Vice President

                                       JPMORGAN CHASE BANK, as a Lender

                                       By /s/ Thomas T. Hou
                                          ---------------------------------
                                       Name: Thomas T. Hou
                                       Title: Vice President

                                       FIFTH THIRD BANK, EASTERN MICHIGAN, as a
                                       Lender

                                       By /s/ Michael Dolson
                                          ------------------------------
                                       Name: Michael Dolson
                                       Title: Vice President

                                       LEHMAN BROTHERS BANK, FSB, as a Lender

                                       By /s/ Gary T. Taylor
                                          -------------------------------
                                       Name: Gary T. Taylor
                                       Title: Vice President

                                       STANDARD FEDERAL BANK, N.A., as a Lender

                                       By /s/ Richard C. Northrup, III
                                           --------------------------------
                                       Name: Richard C. Northrup, III
                                       Title: First Vice President

        SIGNATURE PAGE TO DTE ENERGY COMPANY THREE-YEAR CREDIT AGREEMENT

                                       THE NORTHERN TRUST COMPANY, as a Lender

                                       By /s/ Timothy J. Dunning
                                          -----------------------------
                                       Name: Timothy J. Dunning
                                       Title: Vice President - Credit

                                       FIRST INDEPENDENCE NATIONAL BANK OF
                                       DETROIT, as a Lender

                                       By /s/ James Nowicki
                                          --------------------------
                                       Name: James Nowicki
                                       Title: Vice President

        SIGNATURE PAGE TO DTE ENERGY COMPANY THREE-YEAR CREDIT AGREEMENT

                                   SCHEDULE I

                                                              DTE ENERGY COMPANY
                                                      APPLICABLE LENDING OFFICES

NAME OF INITIAL LENDER              DOMESTIC LENDING OFFICE      EURODOLLAR LENDING OFFICE     COMMITMENT
------------------------------------------------------------------------------------------------------------
Citibank, N.A.                  388 Greenwich Street             Same as Domestic Lending    $ 30,961,538.45
                                21st Floor                       Office
                                New York, NY 10003
                                Attention: Dhaya Ranganathan
                                Telecopier: (212) 816-8098
------------------------------------------------------------------------------------------------------------
Barclays Bank PLC               200 Park Avenue                  Same as Domestic Lending    $ 30,961,538.46
                                New York, NY 10166               Office
                                Attention: Sydney Dennis/
                                           Mark Griffin
                                Telecopier: (212) 412-7680
------------------------------------------------------------------------------------------------------------
Bank One, NA                    One Bank One Plaza               Same as Domestic Lending    $ 30,961,538.46
                                Suite 0634                       Office
                                Chicago, IL 60670
                                Attention: Gloria Steinbrenner
                                Telecopier: (312) 732-4840
------------------------------------------------------------------------------------------------------------
UBS Loan Finance LLC            577 Washington Boulevard         Same as Domestic Lending    $ 30,961,538.46
                                Stamford, CT 06901               Office
                                Attention: Denise Conzo
                                Telecopier: (203) 719-3853
------------------------------------------------------------------------------------------------------------
Key Bank National Association   127 Public Square                Same as Domestic Lending    $ 25,173,076.92
                                Cleveland, OH 44114              Office
                                Attention: Laura Binkley
                                Telecopier: (216) 689-4981
------------------------------------------------------------------------------------------------------------
The Bank of New York            One Wall Street                  Same as Domestic Lending    $ 21,538,461.54
                                New York, NY 10286               Office
                                Attention: Kathy D'Elena
                                Telecopier: (212) 635-7923
------------------------------------------------------------------------------------------------------------
Comerica Bank                   500 Woodward Avenue              Same as Domestic Lending    $ 21,538,461.54
                                MC 3268                          Office
                                Detroit, MI 48226
                                Attention: David C. Bird
                                Telecopier: (313) 222-9514
------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia         600 Peachtree Street NE          Same as Domestic Lending    $ 21,538,461.54
                                Suite 2700                       Office
                                Atlanta, GA 30308
                                Attention: Mystro Whatley
                                Telecopier: (404) 888-8998
------------------------------------------------------------------------------------------------------------
BNP Paribas                     787 Seventh Avenue               Same as Domestic Lending    $ 21,538,461.54
                                New York, NY 10019               Office
                                Attention: Tecla Hurley
                                Telecopier: (212) 841-2555
------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston,     11 Madison Avenue                Same as Domestic Lending    $ 21,538,461.54
acting through its Cayman       New York, NY 10010               Office
Islands Branch                  Attention: Andrea Shkane
                                Telecopier: (212) 325-8309
------------------------------------------------------------------------------------------------------------

NAME OF INITIAL LENDER              DOMESTIC LENDING OFFICE      EURODOLLAR LENDING OFFICE     COMMITMENT
------------------------------------------------------------------------------------------------------------
Union Bank of California, N.A.  Energy Capital Services          Same as Domestic Lending    $ 17,500,000.00
                                445 S. Figueroa Street, 15th     Office
                                Floor
                                Los Angeles, CA 90017
                                Attention: Dennis Blank
                                Telecopier: (213) 236-4096
------------------------------------------------------------------------------------------------------------
Deutsche Bank AG, New York      60 Wall Street                   Same as Domestic Lending    $ 12,115,384.62
Branch                          11th Floor                       Office
                                New York, NY 10005
                                Attention: Joel Makowsky
                                Telecopier: (212) 797-4346
------------------------------------------------------------------------------------------------------------
Mellon Bank, N.A.               3 Mellon Center - Room 1203      Same as Domestic Lending    $ 12,115,384.62
                                Pittsburgh, PA 15259             Office
                                Attention: Brenda Leiersapf
                                Telecopier: (412) 209-6146
------------------------------------------------------------------------------------------------------------
Morgan Stanley Bank             2500 Lake Park Boulevard         Same as Domestic Lending    $ 12,115,384.62
                                Suite 300 C                      Office
                                West Valley City, UT 84120
                                Attention: Larry Benison
                                Telecopier: (212) 537-1866
------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank             270 Park Avenue                  Same as Domestic Lending    $ 12,115,384.62
                                4th Floor                        Office
                                New York, NY 10017
                                Attention: Thomas L. Casey
                                Telecopier: (212)270-3089
------------------------------------------------------------------------------------------------------------
Fifth Third Bank, Eastern       c/o Madisonville Operations      Same as Domestic Lending    $ 10,769,230.77
Michigan                        Center                           Office
                                MD 1M0C2B
                                Cincinnati, OH 45263-5300
                                Attention: Gina Schmidt
                                Telecopier: (513) 358-0221
------------------------------------------------------------------------------------------------------------
Lehman Brothers Bank, FSB       745 Seventh Avenue               Same as Domestic Lending    $  6,730,769.23
                                6th Floor                        Office
                                New York, NY 10019
                                Attention: Jane Gillard
                                Telecopier: (646) 758-2538
------------------------------------------------------------------------------------------------------------
Standard Federal Bank, N.A.     2600 W. Big Beaver               Same as Domestic Lending    $  5,384,615.38
                                Troy, MI 48084                   Office
                                Attention: Yvonne Hicks
                                Telecopier: (248) 637-5003
------------------------------------------------------------------------------------------------------------
The Northern Trust Company      50 S. LaSalle Street             Same as Domestic Lending    $  4,038,461.54
                                Chicago, IL 60675                Office
                                Attention: Funding Contact
                                Telecopier: (312) 444-5055
------------------------------------------------------------------------------------------------------------
First Independence National     44 Michigan Avenue               Same as Domestic Lending    $    403,846.15
Bank of Detroit                 Detroit, MI 48226                Office
                                Attention: Barbara W. Worden
                                Telecopier: (313) 256-8444
------------------------------------------------------------------------------------------------------------
Total                                                                                        $350,000,000.00
------------------------------------------------------------------------------------------------------------

                                PRICING SCHEDULE

                                           LEVEL I STATUS     LEVEL II STATUS   LEVEL III STATUS    LEVEL IV STATUS  LEVEL V STATUS
-----------------------------------------------------------------------------------------------------------------------------------
Applicable Percentage                          0.150%             0.175%             0.200%             0.275%           0.425%
-----------------------------------------------------------------------------------------------------------------------------------
Applicable Margin (Eurodollar Rate)            0.725%             0.825%             0.925%             1.100%           1.950%
-----------------------------------------------------------------------------------------------------------------------------------
Applicable LC Fee Rate                         0.725%             0.825%             0.925%             1.100%           1.950%
-----------------------------------------------------------------------------------------------------------------------------------
Applicable Utilization Fee                     0.125%             0.125%             0.125%             0.125%           0.250%
-----------------------------------------------------------------------------------------------------------------------------------
Applicable Margin (Base Rate)                    0.0%               0.0%               0.0%               0.0%             0.0%
-----------------------------------------------------------------------------------------------------------------------------------

                  For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

                  "Level I Status" exists at any date if, on such date, the Borrower's Moody's Rating is A3 or better or the Borrower's S&P Rating is A- or better.

                  "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is Baa1 or better or the Borrower's S&P Rating is BBB+ or better.

                  "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's Moody's Rating is Baa2 or better or the Borrower's S&P Rating is BBB or better.

                  "Level IV Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Borrower's Moody's Rating is Baa3 or better or the Borrower's S&P Rating is BBB- or better.

                  "Level V Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III or Level IV Status.

                  "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

                  "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

                  "Status" means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

                  The Applicable Margin, Applicable Utilization Fee, the Applicable LC Fee Rate and Applicable Percentage shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's Rating and S&P Rating. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower does not have both a Moody's Rating and an S&P Rating, Level V Status shall exist.

                  In the event that a split occurs between the two ratings, then the Status corresponding to the lower of the two ratings shall apply. However, if the split is greater than one level, then the pricing shall be based upon the Status one level above the Status corresponding to the lower of the two ratings.

                                                             EXHIBIT A - FORM OF
                                                                 PROMISSORY NOTE

U.S.$____________________________        Dated: __________________________, 2003

                  FOR VALUE RECEIVED, the undersigned, DTE ENERGY COMPANY, a Michigan corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Revolver Termination Date (each as defined in the Credit Agreement referred to below), the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Three-Year Credit Agreement dated as of October 24, 2003 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders outstanding on the Revolver Loan Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at Two Penns Way, Suite 200, New Castle, Delaware 19720, Account No. 36852248, Attention: Christian Laughton, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                               DTE ENERGY COMPANY

                               By ________________________________
                               Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                          AMOUNT OF                AMOUNT OF PRINCIPAL         UNPAID PRINCIPAL
      DATE                 ADVANCE                   PAID OR PREPAID                BALANCE              NOTATION MADE BY
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

                                                   EXHIBIT B - FORM OF NOTICE OF
                                                      REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent for the Lenders parties to the Credit Agreement referred to below

388 Greenwich Street
New York, NY 10013
Attention: _______________                          [Date]

Ladies and Gentlemen:

                  The undersigned, DTE ENERGY COMPANY, refers to the Three-Year Credit Agreement, dated as of October 24, 2003 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  (i)______The Business Day of the Proposed Borrowing is _______________, ____.

                  (j) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                  (k) The aggregate amount of the Proposed Borrowing is $_______________.

                  (l) [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is _____ = month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (A)      the representations and warranties contained in
         Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                Very truly yours,

                                By ________________________________
                                Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the 364-Day Credit Agreement dated as of October 24, 2003 (as amended or modified from time to time, the "364-Day Credit Agreement") and to the Three-Year Credit Agreement dated October 24, 2003 (as amended or modified from time to time, the "Three-Year Credit Agreement", and together with the 364-Day Credit Agreement, the "Credit Agreements") each among DTE Energy Company, a Michigan corporation (the "Borrower"), the Lenders (as defined in each of the Credit Agreements) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in each of the Credit Agreements are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, (a) an interest in and to the Assignor's rights and obligations under the 364-Day Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the 364-Day Credit Agreement, and (b) an interest in and to the Assignor's rights and obligations under the Three-Year Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Three-Year Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances under the 364-Day Credit Agreement and the Outstanding Credit Exposures under the Three-Year Credit Agreement owing to the Assignee will be as set forth on Schedule 1 hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with each of the Credit Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of each of the Credit Agreements or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under each of the Credit Agreements or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor, if any, and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the applicable Credit Agreement or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the applicable Credit Agreement and the Assignor in an amount equal to the Commitment retained by the Assignor under the applicable Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. The Assignee (i) confirms that it has received a copy of each of the Credit Agreements, together with copies of the financial statements referred to in each Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under each of the Credit Agreements; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under each of the Credit Agreements as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of each of the Credit Agreements are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of each of the Credit Agreements.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to each of the Credit Agreements and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under each of the Credit Agreements.

                  6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under each of the Credit Agreements and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, facility fees, LC Fees and the Utilization Fee with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under each of the Credit Agreements and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

                                                                             364-Day
                                                                             Credit
                                                                            Agreement
                                                                         ----------------
Percentage interest assigned:                                             _______________%
Assignee's Commitment:                                                   $_______________
Aggregate outstanding principal amount of Revolving Credit Advances
assigned:                                                                $_______________
Principal amount of Revolving Credit Advances payable to Assignee:       $_______________
Principal amount of Revolving Credit Advances payable to Assignor:       $_______________
Effective Date(1):                                                       $_______________

                                                                           Three-Year
                                                                             Credit
                                                                            Agreement
                                                                         ----------------
Percentage interest assigned:                                             _______________%
Assignee's Commitment:                                                   $_______________
Aggregate Outstanding Credit Exposures assigned:                         $_______________
Principal amount of Outstanding Credit Exposures payable to Assignee:    $_______________
Principal amount of Outstanding Credit Exposures payable to Assignor:    $_______________
Effective Date(2):                                                       $_______________

                                                 [NAME OF ASSIGNOR], as Assignor

                                                 By ___________________________
                                                 Title:
                                                 Dated:

                                                 [NAME OF ASSIGNEE], as Assignee

-----------------
(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

(2) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

                                                 By ____________________________
                                                 Title:
                                                 Dated:

                                                 Domestic Lending Office:
                                                 [Address]

                                                 Eurodollar Lending Office:
                                                 [Address]

Accepted [and Approved](3) this
          day of
_________________________________, As Agent

By _______________________________________
Title:

[Approved this [ ] day of ________________

DTE ENERGY COMPANY

By ________________________________________
Title: ](4)

------------------
(3) Required if the Assignee is an Eligible Assignee solely by reason of clause
    (viii) of the definition of "Eligible Assignee".

(4) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

                                                 EXHIBIT D - FORM OF CERTIFICATE

                               DTE ENERGY COMPANY
                           THE DETROIT EDISON COMPANY
                        MICHIGAN CONSOLIDATED GAS COMPANY
                              OFFICER'S CERTIFICATE

                  I, D.R. Murphy, Assistant Treasurer of DTE ENERGY COMPANY ("DTE"), THE DETROIT EDISON COMPANY ("DECO") and MICHIGAN CONSOLIDATED GAS COMPANY ("MichCon"), each a Michigan corporation (each a "Borrower" and collectively the "Borrowers"), DO HEREBY CERTIFY, pursuant to Section 3.01 of each of (i) the 364-Day and Three-Year Credit Agreements, dated as of October 24, 2003, among DTE, the financial institutions from time to time parties thereto (the "DTE Lenders"), and Citibank, N.A., as agent for said DTE Lenders (the "DTE Credit Agreements"), (ii) the 364-Day and Three-Year Credit Agreements, dated as of October 24, 2003, among DECO, the financial institutions from time to time parties thereto (the "DECO Lenders") and Barclays Bank PLC, as agent for said DECO Lenders (the "DECO Credit Agreements"), and (iii) the 364-Day and Three-Year Credit Agreements, dated as of October 24, 2003, among MichCon, the financial institutions from time to time parties thereto (the "MichCon Lenders", and, together with the DTE Lenders and the DECO Lenders, the "Lenders") and Bank One, NA, as agent for said Lenders (the "MichCon Credit Agreements", and together with the DTE Credit Agreements and the DECO Credit Agreements, the "Credit Agreements"), that the terms defined in the Credit Agreements are used herein as herein defined and, further, that:

                  1.       The Effective Date shall be October 24, 2003.

                  2.       The representation and warranties contained in
Section 4.01 of each of the Credit Agreements are true and current on and as of the date hereof.

                  3. No event has occurred and is continuing that constitutes a Default.

                  4. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

                  5. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, are within each Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) each Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting each Borrower.

                  6. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents to which each Borrower is a party have been obtained and permit the transactions contemplated by the Loan Documents, including in the case of DECO, the orders of the Federal Energy Regulatory Commission and the Michigan Public Service Commission (without the imposition of any conditions that are not acceptable to the Lenders), and no law or regulation is applicable that restrains, prevents or imposes materially adverse conditions upon each Borrower with respect to the transactions contemplated by the Loan Documents to which it is a party.

                  7. Each of the Loan Documents to which each of the Borrowers is a party when delivered pursuant to each of the Credit Agreements has been duly executed and delivered by each Borrower. Each of the other Loan Documents to which each Borrower is a party when delivered hereunder will be, the legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                  8. The Consolidated balance sheets of each of DTE, DECO, MichCon and their respective Subsidiaries as at December 31, 2002, and the related Consolidated statements of income and cash flows of each of DTE, DECO, MichCon and their respective Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, and the condensed Consolidated balance sheets of each of DTE, DECO, MichCon and their respective Subsidiaries as at June 30, 2003 and the related condensed Consolidated statements of income and cash flows of each of DTE, DECO, MichCon and their respective Subsidiaries for the six months then ended, copies of which have been furnished to each Lender, attached hereto as Annex A-1 through A-6 are hereby duly certified by the undersigned, as fairly presenting, subject in the case of said balance sheet as at June 30, 2003, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of each of DTE, DECO, MichCon and their respective Subsidiaries, as applicable, as at such dates and the Consolidated results of the operations of each of DTE, DECO, MichCon and their respective Subsidiaries, as applicable, for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied, and the respective reports in which such financial statements are contained, together with DTE's Current Reports on Form 8-K dated July 14, 2003 and August 27, 2003 and DECO's Current Report on Form 8-K dated August 27, 2003, are hereby designated as the "SEC Reports" for purposes of the Credit Agreements. Since June 30, 2003, except as may be set forth and contemplated by DTE's and DECO's Current Reports on Form 8-K dated August 27, 2003, there has been no Material Adverse Change with respect to any of the Borrowers.

                  9. None of the Borrowers is a party to an indenture, loan or credit agreement, lease, guarantee, mortgage, security agreement, bond, note or other agreement or instrument, and there are no orders, writs, judgments, awards, injunctions or decrees, that affect or purport to affect each Borrower's right to borrow money or each Borrower's obligations under the Loan Documents to which it is a party.

                  10. Each of the Existing Credit Agreements is terminated (except for those provisions that expressly survive the termination thereof) upon effectiveness of the Credit Agreements on the Effective Date; as of the date hereof, there are no loans outstanding under any of the Existing Credit Agreements and all amounts owed to the lender or agents thereunder have been paid in full.

                  Dated as of the 24th day of October, 2003.

                                   DTE ENERGY COMPANY
                                   THE DETROIT EDISON COMPANY
                                   MICHIGAN CONSOLIDATED GAS COMPANY

                                   By ______________________________
                                   Name: D.R. Murphy
                                   Title: Assistant Treasurer

                                                             EXHIBIT E - FORM OF
                                              OPINION OF COUNSEL TO THE BORROWER

                                     [Date]

To each of the Lenders set forth
in Schedule A hereto

DTE Energy Company
The Detroit Edison Company
Michigan Consolidated Gas Company

Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to (i) Section 3.01(h)(v) of each of the 364-Day and Three-Year Credit Agreements, dated as of October 24, 2003, among DTE Energy Company ("DTE"), the financial institutions from time to time parties thereto (the "DTE Lenders"), and Citibank, N.A., as agent for said DTE Lenders, Barclays Bank PLC and Banc One Capital Markets, Inc., as Co-Syndication Agents, and with Citigroup Global Markets Inc., as Lead Arranger and Sole Book Runner (the "DTE Credit Agreements"), (ii) Section 3.01(h)(v) of each of the 364-Day and Three-Year Credit Agreements, dated as of October 24, 2003, among The Detroit Edison Company ("DECO"), the financial institutions parties thereto (the "DECO Lenders") and Barclays Bank PLC, as agent for said DECO Lenders, Citigroup Global Markets Inc. and Banc One Capital Markets, Inc., as Co-Syndication Agents, and with Barclays Capital and Banc One Capital Markets, Inc., as Co-Lead Arrangers and Joint Book Runners (the "DECO Credit Agreements"), and (iii) Section 3.01(h)(v) of each of the 364-Day and Three-Year Credit Agreements, dated as of October 24, 2003, among Michigan Consolidated Gas Company ("MichCon"), the financial institutions parties thereto (the "MichCon Lenders", and together with the DTE Lenders and the DECO Lenders, the "Lenders") and Bank One, NA, as agent for said Lenders, Barclays Bank PLC and Citigroup Global Markets Inc., as Co-Syndication Agents, and with Banc One Capital Markets, Inc. and Barclays Capital, as Co-Lead Arrangers and Joint Book Runners (the "MichCon Credit Agreement", and together with the DTE Credit Agreements and the DECO Credit Agreements, the "Credit Agreements"). Terms defined in each Credit Agreement are used herein as therein defined.

                  I am the Associate General Counsel of DTE, and the Vice President and General Counsel of both DECO and MichCon, and have acted as counsel for each of the Borrowers in connection with the preparation, execution and delivery of the Loan Documents.

                  In that connection, I, in conjunction with the members of my staff, have examined:

                  (i) Each Loan Document, executed by each of the parties thereto.

                  (ii) The other documents furnished by each of the Borrowers pursuant to Article III of each of the Credit Agreements.

                  (iii) The Restated Articles of Incorporation of DTE, the Restated Articles of Incorporation of DECO, and the Restated Articles of Incorporation of MichCon and all amendments thereto (the "Charters").

                  (iv) The By-Laws of each of the Borrowers and all amendments thereto (the "By-Laws").

                  (v) Certificates from the State of Michigan attesting to the continued corporate existence and good standing of each of the Borrowers.

I have also examined the originals, or copies certified to my satisfaction, of the documents listed in a certificate of a Financial Officer of each of the Borrowers, dated the date hereof (the "Certificate"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, that affect or purport to affect each Borrower's right to borrow money or each Borrower's obligations under the Loan Documents to which it is party. In addition, I have examined the originals, copies certified to my satisfaction, of such other corporate records of each Borrower, certificates of public officials and of officers of each Borrower, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of each of the Credit Agreements by the Lenders and the applicable Agent.

                  My opinions expressed below are limited to the law of the State of Michigan and the federal law of the United States.

                  Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

                  1. Each of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

                  2. The execution, delivery and performance by each of the Borrowers of the Loan Documents to which it is party, and the consummation of the transactions contemplated thereby, are within each Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charters or the By-Laws of each Borrower or (ii) any law, rule or regulation applicable to each of the Borrowers (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any document listed in the Certificate or, to the best of my knowledge (after due inquiry), contained in any other similar document.

                  3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by each Borrower of the Loan

         Documents to which each is a party, except such as have been obtained, including, in the case of DECO, the orders of the Federal Energy Regulatory Commission and the Michigan Public Service Commission.

                  4. Each Loan Document has been duly executed and delivered on behalf of the Borrower thereto.

                  5. Except as may have been disclosed to you in the SEC Reports designated in the Certificate, to the best of my knowledge (after due inquiry) there are no pending or overtly threatened actions or proceedings affecting each Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purport to affect the legality, validity, binding effect or enforceability of any Loan Documents or the consummation of the transactions contemplated thereby.

                  6. In a properly presented case, a Michigan court or a federal court sitting in the State of Michigan applying Michigan choice of law rules should give effect to the choice of law provisions of the Loan Documents and should hold that such Loan Documents are to be governed by the laws of the State of New York rather than the laws of the State of Michigan. In rendering the foregoing opinion, I note that by their terms the Loan Documents expressly select New York law as the laws governing their interpretation and that the Loan Documents governed by New York law were delivered by the parties thereto to the Agent in New York. The choice of law provisions of the Loan Documents are not voidable under the laws of the State of Michigan.

                  7. If, despite the provisions of Section 8.09 of each of the Credit Agreements wherein the parties thereto agree that the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York, a court of the State of Michigan or a federal court sitting in the State of Michigan were to hold that the Loan Documents are governed by, and to be construed in accordance with the laws of the State of Michigan, the respective Loan Documents would be, under the laws of the State of Michigan, legal, valid and binding obligations of the applicable Borrower, enforceable against such Borrower in accordance with their respective terms.

                  8. Neither the Borrowers nor any of their Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; DECO is a "public utility company" and a "subsidiary company" of DTE, which is a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and such "holding company" and DECO are currently exempt from the provisions of the 1935 Act (except Section 9 thereof); and MichCon is a "public utility company" and a "subsidiary company" of MichCon Holdings, Inc., which is a "holding company" and a "subsidiary company" of DTE Enterprises, Inc., which is a "holding company" and a "subsidiary company" of DTE, as such terms are defined in the 1935 Act, and such "holding companies" and MichCon are currently exempt from the provisions of the 1935 Act (except Section 9 thereof);

                           The opinions set forth above are subject to the
following qualifications:

                                    (a)      My opinion in paragraph 7 above as
                           to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

                                    (b)      My opinion in paragraph 7 above as
                           to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                                    (c)      I express no opinion as to
                           participation and the effect of the law of any jurisdiction other than the State of Michigan wherein any Lender may be located or wherein enforcement of the Loan Documents may be sought that limits the rates of interest legally chargeable or collectible.

                                Very truly yours,

                                   Schedule A

Each of the Lenders party to the 364-Day Credit Agreement, dated as of October 24, 2003, among DTE, Citibank, N.A., as Lender and Agent, and Banc One Capital Markets, Inc. and Barclays Bank PLC, as Co-Syndication Agents, and with Citigroup Global Markets Inc., as Lead Arranger and Sole Book Runner.

Each of the Lenders party to the Three-Year Credit Agreement, dated as of October 24, 2003, among DTE, Citibank, N.A., as Lender and Agent, and Banc One Capital Markets, Inc. and Barclays Bank PLC, as Co-Syndication Agents, and with Citigroup Global Markets Inc., as Lead Arranger and Sole Book Runner.

Each of the Lenders party to the 364-Day Credit Agreement, dated as of October 24, 2003, among DECO, Barclays Bank PLC, as Lender and Agent, and Citigroup Global Markets Inc. and Banc One Capital Markets, Inc., as Co-Syndication Agents, and with Barclays Capital and Banc One Capital Markets, Inc., as Co-Lead Arrangers and Joint Book Runners.

Each of the Lenders party to the Three-Year Credit Agreement, dated as of October 24, 2003, among DECO, Barclays Bank PLC, as Lender and Agent, and Capital Global Markets Inc. and Banc One Capital Markets, Inc., as Co-Syndication Agents, and with Barclays Capital and Banc One Capital Markets, Inc., as Co-Lead Arrangers and Joint Book Runners.

Each of the Lenders party to the 364-Day Credit Agreement, dated as of October 24, 2003, among MichCon, Bank One, NA, as Lender and Agent, and Barclays Bank PLC and Citigroup Global Markets Inc., as Co-Syndication Agents, and with Banc One Capital Markets, Inc. and Barclays Capital, as Co-Lead Arrangers and Joint Book Runners.

Each of the Lenders party to the Three-Year Credit Agreement, dated as of October 24, 2003, among MichCon, Bank One, NA, as Lender and Agent, and Barclays Bank PLC and Citigroup Global Markets Inc., as Co-Syndication Agents, and with Banc One Capital Markets, Inc. and Barclays Capital, as Co-Lead Arrangers and Joint Book Runners.

                                                             EXHIBIT F - FORM OF
                                                          COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE

To:               The Lenders parties to the
                  Credit Agreement Described Below

                  This Compliance Certificate is furnished pursuant to that certain Three-Year Credit Agreement dated as of October 24, 2003 (as amended or modified from time to time, the "Agreement"; the terms defined therein being used herein as therein defined) among DTE Energy Company, a Michigan corporation (the "Borrower"), the lenders parties thereto, and Citibank, N.A., as Agent for the lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1.       I am the duly elected _____________________of the
Borrower;

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

                  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

                  4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

                  Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

                  The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __ day of __, __.

                                             DTE ENERGY COMPANY

                                             By _______________________________
                                             Name:
                                             Title:

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, ____ with
                        Provisions of Section 5.01(h) of
                                  the Agreement

                               FINANCIAL COVENANTS

         Ratio of Consolidated EBITDA to Interest Expense on Debt (Section 6.01(j)(i)).

(A)      Numerator:        Consolidated EBITDA:                                  $_______________
(B)      Denominator:
         (i)      Interest Expense on Debt:                                      $_______________
         (ii)     Minus: Interest Expense on all Nonrecourse Debt of            -$_______________
                  the Borrower and its Subsidiaries:
         (iii)    Minus: Interest Expense on Excluded Hedging Debt:             -$_______________
         (iv)     Minus: Interest Expense on Junior Subordinated                 $_______________
                  Debt:
         (v)   Denominator: (B)(i) minus (B)(ii) through (B)(iv):                $_______________
(C)      State whether the ratio of (A) to (B)(v) was not less than 2:1 for the  YES/NO twelve-month period ending on the last day of __________:

       Ratio of Consolidated Debt to Capitalization (Section 6.01(j)(ii)).

(A)      Numerator:
         (i)      Consolidated Debt:                                             $_______________
         (ii)     Minus: Nonrecourse Debt of the Borrower and its               -$_______________
                  Subsidiaries:
         (iii)    Minus: Excluded Hedging Debt:                                 -$_______________
         (iv)     Minus: Junior Subordinated Debt:                              -$_______________
         (v)      Numerator: (A)(i) minus A(ii) through A(iv):                   $_______________
(B)      Denominator:  Capitalization:                                           $_______________
(C)      State whether the ratio of (A)(v) to (B) was not greater than .65:1:    YES/NO